CKE Letter to Employees

Today, we announced the exciting news that CKE Restaurants, Inc. has entered into an agreement under which Thomas H. Lee Partners, LLC will acquire CKE and all of our brands, including Carl’s Jr., Hardee’s, Red Burrito and Green Burrito.

Our management team has had a long standing relationship with the team at THL and we are confident this opportunity to partner with them is a positive development for all of our stakeholders, including our entire family of franchisees and employees. THL has a long history of success as an investor and value-added partner to its portfolio companies, as well as in-depth knowledge of our sector. Importantly, THL recognizes and highly values the strength of our great regional brands, our position in the marketplace, and our potential for expansion.

We believe this deal creates tremendous opportunity for each of our shareholders, employees, customers and suppliers. THL’s commitment of resources to operational excellence, deep financial expertise, and demonstrated ability to successfully and profitably grow companies in which it invests will all be tremendous assets for CKE and its employees

CKE’s management team will remain in place. In essence, not much should change in your day-to-day work experience at CKE. We want all of you to know how much we value the work you do and how much you’ve contributed to help make CKE what it is today and we look forward to continuing our great work together for many, many years.

To address any questions that you may have we have scheduled a company-wide call on Monday, March 1, 2010 at 12 p.m. PST/2 p.m. CT/3 pm. EST so that you will have an opportunity to hear from Mike and myself and ask questions.

Finally, I want to thank you for all your hard work and commitment to CKE and I hope you find this new chapter of our company as exciting as we do.

Sincerely,

Andrew Puzder
Chief Executive Officer

Additional Information About the Transaction and Where to Find It
In connection with the proposed transaction, CKE will file a proxy statement and other materials with the Securities and Exchange Commission. Investors and security holders are advised to read the proxy statement and these other materials when they become available because they will contain important information about CKE and the proposed transaction. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by CKE with the Securities and Exchange Commission at the Securities and Exchange Commission’s Web site at www.sec.gov.

The proxy statement and such other documents are also available for free on CKE’s website at www.ckr.com under “Investors/SEC Filings” or by directing such request to Investor Relations, CKE Restaurants, Inc., 805-745-7750.

CKE and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information concerning the interests of CKE’s participants in the solicitation is set forth in CKE’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the proposed transaction when it becomes available.

Forward Looking Statements
This document contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give CKE’s current expectations or forecasts of future events.  Such statements are subject to risks and uncertainties that are often difficult to predict and beyond CKE’s control, and could cause the CKE’s results to differ materially from those described. These uncertainties and other factors include, but are not limited to, risks associated with this transaction, including the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the inability to complete the transaction due to the failure to obtain shareholder approval or the failure to satisfy other conditions to completion of the transaction, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the failure to obtain the necessary debt financing arrangements set forth in commitment letters received in connection with the transaction. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made.  CKE undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law or the rules of the New York Stock Exchange.  Accordingly, any forward-looking statement should be read in conjunction with the additional information about risks and uncertainties as discussed in CKE’s filings with the Securities and Exchange Commission.